For Immediate Release

U.S. ENERGY CORP. REPORTS INITIAL PRODUCTION RATE OF 859 GROSS BOE/D AND 30 DAY AVERAGE GROSS PRODUCTION RATE OF 797 BOE/D FROM THE BEELER #2H WELL IN SOUTH TEXAS

RIVERTON, Wyoming – June 20, 2013 – U.S. Energy Corp. (NASDAQ Capital Market:  “USEG”) (the “Company”), today announced the successful completion of the Beeler #2H well at a gross initial production rate of 859 BOE/D.  The well had a 30 day average gross daily production rate of 797 BOE/D.  The Beeler #2H is the Company’s first participated well in Dimmit County, Texas targeting the Buda formation.

The Beeler #2H well was drilled to a total measured depth of 11,013 feet, including a 3,700 foot lateral.  The well was completed open hole, without fracture stimulation.  The well had an early 24 hour initial production rate of 859 BOE/D, which consisted of 761 barrels of oil, 56 barrels of natural gas liquids and 253 thousand cubic feet of natural gas, on a 25/64th choke.  The Company participates in approximately 10,140 gross acres which are prospective for the Buda formation and has an approximate 30% working interest and an approximate 22.8% net revenue interest in the acreage.

“We are pleased to announce the initial results and the 30 day average daily production rate of our first Buda formation targeted well in South Texas, said Keith Larsen, CEO of U.S. Energy Corp.  We are scheduled to spud our second well to further delineate the acreage next month and plan to continue to test the acreage as results warrant,” he added.

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Press Release
June, 20, 2013

About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

Disclosure Regarding Forward-Looking Statements

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “will,” “anticipates,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, U.S. Energy’s expected future capital projects and growth, its drilling of wells with industry partners and potential additional drilling opportunities, its ownership interests in those wells, the oil and natural gas targets or goals for the wells and future capital expenditures (including the availability of funds to make such expenditures).  There is no assurance that any of the wells referenced in this press release will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance.  Results from exploration and development activities conducted on properties near properties in which the Company has an interest may not be indicative of the results the Company will generate from its properties or the value of those properties.  The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, higher than expected expenses or decline rates from production wells, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2012 and the Form 10-Q for the quarter ended March 31, 2013) all of which descriptions are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com